UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Crane as Chief Financial Officer

On February 7, 2022, Axcella Health Inc. (the “Company” or “Axcella”), doing business as “Axcella Therapeutics,” announced that Robert Crane, has been appointed to serve as the Company’s Chief Financial Officer, effective as of February 8, 2022 (the “Effective Date”).

Mr. Crane brings to Axcella over 35 years of experience building therapeutics, diagnostics and medical device companies. Following his role as a partner of the venture capital firm Montgomery Ventures, he has served as CFO and in senior leadership roles for a number of public and private life sciences companies. Over the course of his career, Mr. Crane has helped raise more than a billion dollars in capital via IPOs, follow-on offerings and business development initiatives while also creating billions in value for investors and many successful exits. Among his past companies are I-STAT (sold to Abbott), InKine (sold to Salix), Pyxis Oncology (NASDAQ: PYXS), Seragen, Inc. (sold to Ligand Pharmaceuticals), Sirtris Pharmaceuticals (sold to GSK), T-SCAN (NASDAQ: TSCN), and Taris Biomedical (sold to Allergan and J&J). Mr. Crane was also Chairman of the American Bicycle Group, a preeminent manufacturer of high-end bicycles. He earned a Master of Business Administration from Stanford University and a Bachelor of Science from the Massachusetts Institute of Technology.

Employment Agreement with Mr. Crane

In connection with his appointment as Chief Financial Officer, Mr. Crane and the Company entered into an Employment Agreement, dated January 24, 2022 (the “Crane Employment Agreement”).

Pursuant to the terms of the Crane Employment Agreement, Mr. Crane will receive an annual base salary of $250,000, a one-time sign-on bonus of $75,000, and is eligible to receive an annual target bonus of 40% of his annual base salary, based on achievement of certain individual and corporate milestones to be determined and approved by the Board of Directors of the Company (the “Board”). In connection with his appointment, subject to the approval of the Board, Mr. Crane will also receive an option to purchase 200,000 shares of the Company’s common stock, with 25% of such shares vesting on the first anniversary of the Effective Date and the remaining shares vesting in 12 equal quarterly installments thereafter and three performance-based options to purchase an aggregate of 450,000 shares of the Company’s common stock which will be subject to the achievement of certain individual and corporate performance milestones and time-based vesting schedules, each subject to Mr. Crane’s continued service to the Company. Mr. Crane’s employment is “at will” and may be terminated at any time by the Company or Mr. Crane.

The foregoing description of the Crane Employment Agreement is not complete and is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and Robert Crane, dated as of January 24, 2022.
99.1	Press Release issued by the Company on February 7, 2022, furnished hereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: February 7, 2022	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director